Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-284302, 333-265826 on Form F-3 and Nos. 333-284301, 333-273777, 333-267760, 333-258514, 333-227717, 333-222482, 333-214884, 333-204205 on Form S-8 of our reports dated March 13, 2025, with respect to the consolidated financial statements of Cellectis S.A. and the effectiveness of internal control over financial reporting.

KPMG S.A.

Cédric Adens

Partner

Paris La Défense, France

March 13, 2025